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                                                                    EXHIBIT 10.2

                    [WILLIAMS-ADAIR REALTY CORP. LETTERHEAD]


            LEASE AGREEMENT FOR FULTON FOUR HUNDRED CORPORATE CENTER


                 THIS LEASE AGREEMENT, made and entered into as of this ______ DAY OF JANUARY, 1997, by and between WILLIAMS NORTH FULTON GROUP, (hereinafter referred to as "Landlord"), and VAL-U-MED, INC., (hereinafter referred to as "Tenant");


                              W I T N E S S E T H:


                 1.0 PREMISES. Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, SUITE 700 in the FULTON FOUR HUNDRED CORPORATE CENTER (hereinafter referred to as "Building") located at 1495 HEMBREE ROAD, ROSWELL, FULTON COUNTY, GEORGIA. The space leased in the BUILDING (hereinafter referred to as "Leased Premises") consists of approximately 9,600 SQUARE FEET and it outlined and hatched in the drawing attached as EXHIBIT "A". For purposes of this Lease Agreement, the Building shall be deemed to consist of 91,200 SQUARE FEET of floor space. The Building, together with the parcel of land on which it, other buildings in the Fulton Four Hundred Corporate Center, the parking, landscaping, driveways and service areas are located is referred to herein as the "Complex". Landlord shall have the right at any time from time to time to change the Building name and to make alterations to the Complex. This Lease shall confer no rights on Tenant with respect to the Complex other than tenancy of the Leased Premises and the non-exclusive license to use, in common with others authorized by Landlord, the "Common Areas":. No easement for light and air is included in the Leased Premises.


                 2.0 DEFINED TERMS. Certain basic terms of this Lease Agreement are defined or set forth on EXHIBIT "B". Capitalized terms not otherwise defined herein shall have the meanings set forth on EXHIBIT "B".


                 3.0 TERM. The term of this Lease Agreement shall commence on the Lease Commencement Date and shall expire at midnight on the last day of the SIXTIETH (60TH) MONTH after the month in which the Lease Commencement Date occurs. The Lease Commencement shall begin on THE 1ST DAY OF MARCH, 1997, and end on THE 28TH DAY OF FEBRUARY, 2002 at midnight, unless
sooner terminated as hereinafter provided.   At the request of either, Tenant
and Landlord will from time to time execute memoranda or letters stating the commencement and termination dates of this Lease Agreement.


                 4.0 CONSTRUCTION WORK. See Bid Detail attached as EXHIBIT "C" and incorporated by reference herein for all purposes.


                 5.0 RENTAL. See Special Stipulations attached as EXHIBIT "D" and incorporated by reference herein for all purposes.

                 5.1 As "Base Rent" for the Lease Agreement and use of the Leased Premises, Tenant will pay Landlord or Landlord's assigns the sum per Special Stipulations, EXHIBIT "D", Paragraph 1.0, subject to adjustment, as set forth in subsection 5.2 below; and for each succeeding calendar year or part thereof during the Lease Term, the monthly sum computed pursuant to subsection
5.2. Base Rent shall be paid monthly in advance on the first day of each month in lawful money of the United States, without prior notice or demand and without deduction, abatement or setoff except as expressly provided in this Lease Agreement; partial months shall be prorated. The terms "rent" or "rental" shall include all sums payable by Tenant to Landlord in addition to Base Rent, including without limitation, those sums payable pursuant to Sections 6.0 and
9.0. Upon execution of this Lease Agreement, Tenant is to pay to Landlord an amount equal to the first and last months' Base Rent and said amount shall be immediately disbursed to Landlord. In the event the Lease Agreement does not commence on the first day of a month or terminate on the last day thereof the Base Rental for such month shall be prorated on a daily basis.
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                 6.0      ESCALATIONS.

                 6.1 Tenant shall pay upon demand, as additional rental during the term of this Lease Agreement any extension or renewal thereof, the amount by which all taxes (including, but not limited to, ad valorem taxes, special assessments and any other governmental charges) on the Leased Premises for each tax year exceed Landlord's tax Contribution. In the event the Leased Premises are less than the entire property assessed for such taxes for any such tax year, then the tax for any such year applicable to the Leased Premises shall be determined by proration on the basis that the rentable floor area of the Leased Premises bears to the rentable floor area of the entire property assessed. If the final year of the Lease Term fails to coincide with the end of the tax year, then as excess for the tax year during which the term ends shall be reduced by the pro rata part of such tax year that extends beyond the Lease Term. If such taxes for the year in which the Lease Agreement terminates are not ascertainable before payment of the last month's rental, then the amount of such taxes assessed against the property for the previous tax year shall be used as a basis of determining the pro rata share, if any, to be paid by Tenant for that portion of the last Lease Year. Tenant's pro rata portion of increased taxes, as provided herein, hall be payable within fifteen (15) days after receipt of notice from Landlord as to the amount due.

                 6.3 Tenant shall pay upon demand, as additional rental during the term of this Lease Agreement and any extension or renewal thereof, Tenant's "pro rata share" of the amount by which Landlord's costs of maintaining casualty and public liability insurance covering the Complex exceeds Landlord's Insurance Contribution. For these purposes, Tenant's "pro rata share" of such costs and the method by which Tenant's "pro rata share" shall be computed in the event of a partial year shall be calculated in accordance with subsection 6.2 above.


                 7.0 SECURITY DEPOSIT. Tenant agrees to deposit with Landlord on the date hereof the Security Deposit, which Security Deposit shall be held by Landlord, without obligation for interest, as security for the performance of Tenant's covenants and obligations under this Lease Agreement, it being expressly understood and agreed that the Security Deposit is not an advance rental deposit or a measure of Landlord's damages in case of Tenant's
default.     Upon the occurrence of any event of default by Tenant, Landlord may, from time to time without prejudice to any other remedy provided herein or provided by law, use the Security Deposit to the extent necessary to make good any arrears of rent and any other damage, injury, expense or liability caused by such event of default; and Tenant shall pay to Landlord on demand the amount so applied in order to restore the Security Deposit to its original amount. If Tenant is not then in default hereunder, any remaining balance of the Security Deposit shall be returned by Landlord to Tenant upon termination of this Lease Agreement. In the event of bankruptcy or other creditor-debtor proceedings against Tenant, the Security Deposit shall be deemed to be applied first to payment of rent and other charges due Landlord for all periods prior to filing such proceedings.


                 8.0 USE. Tenant will use the Leased Premises solely as an office and a warehouse facility. Tenant will not permit carry-out sales of any type from the Leased Premises. Tenant will not in any way use or obstruct
any area outside the Leased Premises.   Loading or unloading of trucks at the
Building shall be strictly limited to the areas specifically designed by Landlord and at such times as are designated by Landlord. There will be no outside storage of trash, goods or materials or equipment; Tenant agrees to keep the areas immediately in front of , beside and behind the Leased Premises clean and free of trash or debris. Tenant, at its expense, will comply with reasonable Rules and Regulations from time to time promulgated by Landlord. Tenant shall not do or permit to be done in or about the Leased Premises anything which would increase the rate or cause cancellation of any insurance on the Building or its contents, whether the insurance is maintained by Landlord, Tenant or other tenants. Tenant shall, at its sole expense, comply with all laws, ordinances, rules and regulations then applicable to the use and occupancy of Leased Premises. Tenant shall not obstruct, injure, annoy or interfere with the rights of other occupants or tenants of the Complex, their employees, contractors, agents or invitees, or with the rights of Landlord of Landlord's agents. Tenant shall not cause or maintain any nuisance in or about the Complex or engage in any course of conduct which might damage Landlord's goodwill or reputation.


                 9.0      SERVICE AND UTILITIES.

                 9.1 Tenant shall be responsible for an promptly pay all charges for separately metered gas, electricity and other utilities used or consumed in the Leased Premises directly to the provider of such services. No interruption or malfunction of any utility services or other services shall constitute an eviction or disturbance or Tenant or a breach by Landlord of any of its obligations or grant any right of see off or recoupment. Tenant will pay to Landlord Tenant's Contribution for water and sewer services for the garbage collection, as set forth on EXHIBIT "B".

                 9.2 Landlord shall furnish janitorial and groundkeeping services for portions of the Complex not leased to specific tenants and intended for general use ("Common Areas"). Day to day and periodic maintenance relating to the heating ventilation and air conditioning system service the Leased Premises, such as lubrication, changing the filters, fan belts, etc. shall be the responsibility of Tenant. Maintenance of major components of the system, such as the compressor, except in the event of failure caused by the failure of Tenant to perform its periodic maintenance obligations, shall be the responsibility of Landlord.

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                 10.0     REPAIRS OF DAMAGE.

                 10.1 Landlord will, at its own expense, repair damage to the roof, the exterior portion or exterior walls and the structural members of the Building, and to the Common Areas. If such damage is caused by acts or omissions of Tenant, its agents, employees, customers or invitees, then Tenant shall bear the total cost of such repairs. Under no circumstances shall decor items, signs, glass, doors or associated hardware be deemed to constitute any part of the exterior walls.

                 10.2 All damages to the Leased Premises other than that which Landlord undertakes to repair will be repaired at Tenant's cost and expense. Repair and maintenance shall be by workmen of Landlord, except for guaranty or warranty work performed by third parties previously approved by Landlord; however, no such guaranty or warranty work shall be performed unless approved in advance by Landlord. Upon Tenant's failure or refusal promptly to discharge its duties to repair and maintain (and in any event, in case of emergency), Landlord shall have the right, but shall not be obligated, to perform such maintenance or make such repair or replacement (Tenant waiving any damage caused thereby) and Tenant will, at Landlord's demand, pay for the cost of such repair. Such cost may be treated by Landlord as Additional Rent for purposes of determining Landlord's remedies in the event of any failure by Tenant to pay. If Landlord makes or undertakes any repairs, Tenant shall indemnify and hold Landlord harmless with respect to all loss or damage that may occur to Tenant's merchandise, fixtures or other property or to Tenant's business incident to such action by Landlord.

                 10.3 Tenant will not commit waste and will not injure the Leased Premises or the Complex, but will maintain the Leased Premises in a clean, attractive condition and in good repair. Upon expiration of this Lease, Tenant will surrender the Leased Premises to Landlord broom-clean and in good condition excepting only ordinary wear and tear and damage arising from any cause not required to be repaired by Tenant.


                 11.0 ADDITIONS AND FIXTURES. Tenant will make no alterations or additions to the Leased Premises without the prior written consent of Landlord. At such times as Tenant requests such written consent of Landlord, Tenant shall submit plans and specifications for such alterations or additions to landlord. Tenant may only remove "Removable Trade Fixtures" and signs purchased and installed at its own cost and expense provided:

                          a.      the removal is made prior to the termination
of the term of this Lease Agreement;

                          b.      Tenant is not in default in the performance
of any obligation or covenant under this Lease at the time of removal; and

                          c.      removal may be effected without damage to the
Leased Premises or the Building, and Tenant promptly repair all damage caused by such removal.

                          If Landlord requests in writing, Tenant will, by the
expiration of the Lease Term, remove any or all alterations, additions, fixtures, equipment and property installed by it in the Leased Premises and will repair any damage caused by such removal and restore the Leased Premises to as good a condition as at the time Tenant opened for business, excepting only ordinary wear and tear and damage not otherwise required to be repaired by Tenant. The phrase "Removable Trade Fixtures" shall mean counters, tables, chairs, desks, racks, shelves, signs, merchandisers and displayers, standards, wall brackets, hang-rods, mirrors, marking equipment, cash registers and other business machines.


                 12.0     FIRE OR OTHER CASUALTY.

                 12.1     If at any time during the Lease Term, the Leased
                    Premises or any portion of the Building
shall be damaged or destroyed by fire or other casualty, then Landlord shall have the election to terminate this Lease Agreement or to repair and restore the Leased Premises and the Building to the condition in which they existed immediately prior to such damage or destruction. If Landlord elects to repair and restore, its obligations shall extend only to the construction originally undertaken by Landlord and shall not include any improvements installed by Tenant or at Tenant's expense. Landlord shall give Tenant notice of its election within sixty (60) days of the date of such damage or destruction.

                 12.2 If this Lease Agreement is terminated, Landlord shall refund to Tenant any prepaid unaccrued rent, less any sum then owing Landlord by Tenant. If Landlord has elected to repair and restore the Leased Premises, Base Rent shall abate proportionately during the period and to the extend that the Leased Premises are unfit for use and not actually used by Tenant in the ordinary conduct of its business. Repairs will be made within a reasonable time, subject to delays arising from shortages of labor or material, acts of God, war or other conditions beyond Landlord's reasonable control. If Landlord repairs and reconstructs the Leased Premises, the Lease Term may be extended by Landlord for a period of time equal to the period of the repair and reconstruction.


                 13.0     TENANT'S INSURANCE.

                 13.1 Tenant will maintain a policy of fire and extended coverage insurance and a policy protecting against sprinkler leakage on its fixtures, leasehold improvements, equipment, merchandise and all other property placed at the Leased Premises, insuring all such property for its full replacement value. To the extent that Tenant fails to take out or maintain the policy, such failure shall be a default under this Lease and shall be a defense to any claim asserted by Tenant against Landlord by reason of any loss sustained by Tenant due to fire or other casualty, notwithstanding that such loss might have been approximately caused solely by the negligence of Landlord. Such insurance policy shall contain an endorsement showing Landlord's lien and security interest with respect to the insured property.


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                 13.2     Tenant will maintain

                          (i)     comprehensive general liability insurance
(including coverage for bodily injury and death, property damage and products liability coverage) in a minimum amount of $100,000.00 for property damage and $1,000,000.00 for injury to or death of one or more persons in each occurrence;

                          (ii)    contractual liability coverage insuring the
obligations of Tenant under the terms of this Lease in the amounts referred to immediately above; and

                          (iii)   plate glass insurance insuring damage or
destruction of all store front plate glass and any other plate glass or window glass in the Leased Premises to its full replacement value.

                          The liability policies shall name Landlord and
Landlord's mortgagee as additional insureds and shall be non-cancelable with respect to them except after ten (10) days' written notice.

                 13.3 Tenant's insurance shall be in a form and with companies acceptable to Landlord. If Tenant fails to have current certificates of such insurance on deposit with Landlord at all times during the lease term (or subsequent to the termination date hereof in the event of a holdover), then Landlord shall have the right to take out and maintain any insurance policy required under this Lease, and Tenant shall be obligated to pay Landlord as Additional Rent the amount of the premium applicable to such policy of insurance.

                 13.4 Landlord and Tenant each waive any and all rights of recovery, claim or cause of action, against the other, its agents, officers or employees, for any loss or damage that may occur to the Leased Premises or the Building, or any improvements, or any personal property of such party, by reason of fire, the elements, or any other cause which could be insured against under the terms of a Georgia standard fire and extended coverage insurance policy or which is, in fact, insured against by Landlord or Tenant, regardless of cause or origin, including negligence of the other party, its agents, officers of employees, and covenants that no insurer shall hold any right of subrogation against such other party, by reason of any such loss or damage.


                 14.0     LIABILITY AND INDEMNITY.

                 14.1 Tenant agrees to indemnify and save Landlord harmless from all claims, including costs and expenses of defending against such claims, arising or alleged to arise from any act or omission of Tenant or Tenant's agents, employees, contractors, customers or invitees, or arising from any injury to any person or damage to the property or any person occurring during the term of this Lease in or about the Leased Premises. Tenant agrees to use and occupy the Leased Premises and other facilities of the Complex at its own risk and releases Landlord, its agents and employees from all claims for any damage to injury to the full extent permitted by law. Landlord shall not be responsible or liable to Tenant, its employees, agents, customers or invitees for personal injury or bodily injury (fatal or non-fatal) or property damage occasioned by the acts or omissions of any other tenant or such other tenant's employees, agents, contractors, customers or invitees.

                 14.2 Tenant hereby agrees that Landlord shall not be liable for any injury or damage to persons or property resulting from fire, explosion, falling plaster, steam, gas, electricity, water rain or snow or leaks from any part of the Leased Premises or from the pipes, appliances or plumbing works or from the roof, street or subsurface or from any other place or by dampness or by any other cause of whatsoever nature. Landlord shall not be liable for any such damage caused by other tenants or persons in the Complex, occupants of adjacent property, or the public, or caused by operations and construction of any private, public or quasi-public work. Landlord shall not be liable for any latent defect in the Leased Premises or in the Building except for a period of one (1) year from the date Tenant takes possession of the Leased Premises. All property of Tenant kept or stored on the Leased Premises shall be so kept or stored at the risk of Tenant only and Tenant shall hold Landlord harmless from any claims arising out of damage to the same, including subrogation claims by Tenant's insurance carrier, unless such damage shall be caused by the willful act or gross neglect of Landlord.


                 15.0 PERSONAL PROPERTY AND OTHER TAXES. Tenant shall pay, before delinquency, all taxes and assessments levied, assessed or imposed upon Tenant's Removable Trade Fixtures, merchandise, inventory, other personal property and improvements in the Leased Premises owned by Tenant, whether such improvements were installed or paid for by Landlord or Tenant. Tenant shall also pay, before delinquency, all sales, excise, use, business, occupation or other taxes, assessments, license fees or charges levied, assessed or imposed upon Tenant's business operations conducted at the Leased Premises. Tenant shall pay, or reimburse Landlord on demand if any of the above taxes, assessments, fees and charges payable by Tenant are imposed upon Landlord or the Complex, and payment may be made by Landlord regardless of the validity of such taxes, assessments, fees and charges. Tenant shall pay, or reimburse Landlord on demand if Landlord is assessed, any excise, gross receipts or other tax (however designated and whether charged to Landlord, Tenant or both() which is imposed or based on rentals paid, on an estate or interest of Tenant, or on Tenant's occupancy, use or possession of the Leased Premises. Nothing contained herein shall be construed as requiring Tenant to pay any inheritance, estate, succession, transfer, gift, franchise, net income or profits tax imposed upon Landlord.


                 16.0 LANDLORD'S LIEN. Tenant gives to Landlord an express first and prior contract lien and security interest on property which may be placed in the Leased Premises, and upon all proceeds of any insurance which may accrue to Tenant by reason of destruction of or damage to any such property. This lien and security interest may be foreclosed with or without court proceedings by public or private sale and is given in addition to the Landlord's statutory lien and shall be cumulative thereto. Tenant agrees that this Lease may be filed as a non-conforming financing statement pursuant to the Georgia Uniform Commercial Code.



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                 17.0     ASSIGNMENTS AND SUBLETTING.

                 17.1 Neither Tenant nor Tenant's legal representatives or successors in interest by operation or law or otherwise shall assign this Lease or sublease the Leased Premises or any part thereof or mortgage, pledge or hypothecate its leasehold interest or grant any concession or license within the Leased Premises without the prior written permission of Landlord, which shall not be unreasonably withheld. Should Landlord's consent be granted, Tenant shall remain primarily liable under this Lease, and Landlord may enforce the provisions of this Lease against Tenant and/or any assignee, sublessee or other transferee.

                 17.2 Any time Tenant requests permission to assign, sublease or engage in any other transaction contemplated under this Section 17.0, Landlord, by notice to Tenant within fifteen (15) days after Tenant's request, may cancel and terminate this Lease for the portion of the Leased Premises affected by the assignment, sublease or other transaction. In the event of such cancellation and termination, this Lease shall apply to the remainder of the Leased Premises (if any) with Base Rent and other charges proportionately reduced.


                 18.0 SIGNS AND DISPLAYS. All designs, fixtures and displays in the Leased Premises visible from the Common Areas, shall be subject to Landlord's approval. No sign, logo, name, placard picture, advertisement or notice shall be placed, displayed, installed or maintained by Tenant in or on the Leased Premises or any part of the Complex without Landlord's prior written approval, which approval may be granted or withheld in Landlord's sole discretion.


                 19.0     LANDLORD'S MORTGAGEE.

                 19.1 Tenant accepts this Lease subject and subordinate to any mortgage, deed to secure debt or other lien, or other matters of record presently existing or hereafter placed upon the Complex, and to any renewals and extensions thereof. Tenant agrees that any such mortgagee and/or beneficiary of any deed to secure debt or other lien ("Landlord's Mortgagee") and/or Landlord shall have the right at any time to subordinate such mortgage, deed to secure debt or other lien to this Lease on such terms and subject to such conditions as such Landlord or Landlord's Mortgagee may deem appropriate. Tenant agrees to execute further instruments subordinating this Lease, as Landlord or Landlord's Mortgagee may request.

                 19.2 In any instance in which Tenant gives a notice to Landlord alleging default by Landlord, Tenant will also simultaneously give a copy of such notice to each Landlord's Mortgagee (provided Landlord or Landlord's Mortgagee shall have advised Tenant of the name and address of Landlord's Mortgagee) and each Landlord's Mortgagee shall have the right to cure or remedy such default during the period that is permitted to Landlord, plus an additional period of thirty (30) days, and Tenant will accept such curative or remedial action (if any) taken by Landlord's Mortgagee with the same effect as if such action had been taken by Landlord.

                 19.3 If requested from time to time, Landlord and Tenant shall execute and deliver to each other or any mortgagee an estoppel certificate verifying the terms of the Lease and other reasonably requested information.


                 20.0     EMINENT DOMAIN.   If during the lease term any part
of the Leased Premises or the Complex is taken by power of eminent domain, Landlord may elect to terminate this Lease. In the event of any such taking or private purchase in lieu thereof, the entire award or compensation, whether as compensation for diminution in value of the leasehold or to the fee of the Leased Premises shall be paid to and belong to Landlord; provided, however, that any award made to Tenant for moving expenses or for the value of any trade fixtures or equipment installed by or belonging to Tenant shall be paid to and belong to Tenant.


                 21.0 EVENTS OF DEFAULT. The following events shall be deemed to be events of default to Tenant under this Lease Agreement:

                 21.1 Tenant shall fail to pay any installment of the rent hereby reserved when due, and such failure shall continue for a period of five
(5) days from the date such installment was due;

                 21.2 Tenant shall become insolvent, or shall make a transfer in fraud of creditors, or shall make an assignment for the benefit of creditors;

                 21.3 Tenant shall file a petition under any section or chapter of the National Bankruptcy Act, as amended, or under nay similar law or statute of the United States or any state thereof; or an order for relief shall be entered against Tenant in bankruptcy or insolvency in proceedings filed against Tenant;

                 21.4     A receiver or trustee shall be appointed for all or
                    substantially all of the assets of Tenant;

                 21.5 Should the Leased Premises or Tenant's effects or interest therein by levied upon or attached under process against Tenant, and not satisfied or dissolved within sixty (60) days after written notice from Landlord to Tenant to obtain satisfaction thereof;

                 21.6     Tenant shall desert or vacate any substantial portion
                    of the Leased Premises;

                 21.7 Tenant shall fail to comply with any term, provision or covenant of this Lease (other than the foregoing in this Section 21.0) and shall not cure such failure within twenty (20) days after written notice thereof to Tenant.


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                 22.0     REMEDIES.  Upon the occurrence of any of such events
of default described in Section 21 hereof, Landlord shall have the option to pursue any one or more of the following remedies without an notice or demand whatsoever;

                 22.1 Terminate this Lease, in which event Tenant shall immediately surrender the Leased Premises to Landlord, and if Tenant fails to do so, Landlord may, without prejudice to any other remedy which it may have for possession or arrearages in rent, enter upon and take possession of the Leased Premises and expel or remove Tenant and any other person who may be occupying the Leased Premises or any part thereof, by force if necessary, without being liable for prosecution or any claim of damages therefore; and Tenant agrees to pay to Landlord on demand the amount of all loss and damage which Landlord may suffer by reason of such termination, whether through inability to relet the Leased Premises on terms satisfactory to Landlord or otherwise.

                 22.2 Enter upon and take possession of the Leased Premises and expel or remove Tenant and any other person who may be occupying such Leased Premises or any part thereof, by force if necessary, without being liable for prosecution or any claim for damage therefore, and relet the Leased Premises and receive the rent therefore; and Tenant agrees to pay to Landlord on demand all costs incurred by Landlord and any deficiency that may arise by reason of such reletting.

                 22.3 Enter upon the Leased Premises, by force if necessary, without being liable for prosecution or any claim for damages therefore, and do whatever Tenant is obligated to do under the terms of this Lease; and Tenant agrees to reimburse Landlord on demand for any expenses which Landlord may incur in this effecting compliance with Tenant's obligations under this Lease, and Tenant further agrees that Landlord shall not be liable for any damages resulting to Tenant from such action, whether caused by the negligence of Landlord or otherwise.

                          In the event Tenant fails to pay any installment of
rent hereunder as and when such installment is due, Tenant shall pay to Landlord on demand a late charge in an amount equal to five percent (5%) of such installment; and the failure to pay such amount within ten (10) days after demand therefore shall be an event of default hereunder. The provision for such late charge shall be in addition to all of Landlord's other rights and remedies hereunder or at law and shall not be construed as liquidated damages or as limiting Landlord's remedies in any manner.

                          Pursuit of any of the foregoing remedies shall not
preclude pursuit of any of the other remedies herein provided or any other remedies provided by law, nor shall pursuit of any remedy herein provided constitute a forfeiture of waiver of any rent due to Landlord hereunder or of any damages accruing to Landlord by reason of the violation of any of the terms, provisions and covenants herein contained. No waiver by Landlord of any violation or breach of any of the terms, provisions and covenants herein contained shall be deemed or construed to constitute a waiver of any other violation or breach of any of the terms, provisions and covenants herein contained. Landlord's acceptance of the payment of rental or other payments hereunder after the occurrence of an event of default shall not be construed as a waiver of such default, unless Landlord so notifies Tenant in writing, and the receipt by Landlord of rent with knowledge of the breach of any covenant or other provision contained in this Lease shall not be deemed or construed to constitute a waiver of any other violation or breach of any of the terms, provisions and covenants contained herein. Forbearance by Landlord to enforce one or more of the remedies herein provided upon an event of default shall not be deemed or construed to constitute a waiver of such default. If, on account of any breach or default by Tenant in Tenant's obligations under the terms and conditions of this Lease, it shall become necessary or appropriate for Landlord to employ or consult with an attorney concerning or to enforce or defend any of Landlord's rights or remedies hereunder, Tenant agrees to pay any reasonable attorneys' fees. No act or thing done by Landlord or its agents during the term hereby granted shall be deemed an acceptance of the surrender of the Leased Premises, and no agreement to accept a surrender of the Leased Premises shall be valid unless in writing signed by Landlord.


                 23.0 HOLDING OVER. If Tenant should remain in possession of the Leased Premises after the expiration of the term of this Lease, then Tenant shall e deemed to be occupying the Leased Premises as a tenant from month-to-month, subject to all the covenants and obligations of this Lease and at a monthly Base Rent equal to twice the Base Rent for the month immediately prior to such expiration.


                 24.0 ACCESS BY LANDLORD. Landlord and any Landlord's Mortgagee shall have a right to enter the Leased Premises at any reasonable time to inspect its condition, to make necessary repairs and improvements, or to repair or maintain pipes, wires and other facilities serving its nearby property, to show the Leased Premises to prospective purchasers or Complex tenants, and for any other reasonable purpose.


                 25.0 NON-WAIVER. Neither acceptance of rent by Landlord nor failure by Landlord to complain of any action, non-action or default by
Tenant shall constitute a waiver of any of  Landlord's rights.   Waiver by
Landlord of any right for any default of Tenant shall not constitute a waiver of any right for either a subsequent default of the same obligation or any other default.


                 26.0     NOTICE.   Any notice which may or shall be given
under the terms of this Lease shall be in writing and shall be either delivered by hand or sent by United States registered or certified mail, postage prepaid, if for Landlord, to WILLIAMS-ADAIR EQUITY CORPORATION, 2056-A WEST PARK PLACE, STONE MOUNTAIN, GEORGIA 30087; or if for Tenant, to Tenant's address as set forth on EXHIBIT "B" prior to commencement of the lease term and to the Leased Premises after commencement of the lease term. Such address may be changed from time to time by either party giving written notice to the other party in the manner herein provided.

                 27.0 PARKING. Tenant shall have no rights with respect to any parking facilities offered to tenants or users of the Building, except the right to use such facilities on the same basis as other tenants. Landlord shall not be responsible for any loss or damage to any vehicle or property therein or for fatal or non-fatal injuries to persons occurring in connection with use of the parking facilities.


                 28.0     TERMINOLOGY AND MISCELLANEOUS.

                 28.1 With respect to terminology in this Lease, each number (singular or plural) shall include all numbers, and each gender (male, female or neuter) shall include all genders. If any provision of this Lease shall ever be held to be invalid or unenforceable, such invalidity or enforceability shall not affect any other provision of the Lease, but such other provisions shall continue in full force and effect. The titles of the paragraphs in this Lease shall have no effect and shall neither limit or amplify the provisions of the Lease itself.

                 28.2 In all instances where Tenant is required to pay any sum or do any act at a particular indicated time or within an indicated period, it is understood that time is of the essence.

                 28.3 The obligation of Tenant to pay all rent and other sums to be paid by Tenant and the obligation of Tenant to perform Tenant's other covenants and duties constitute independent, unconditional obligations to be performed at all times provided, ,save and except only when an abatement or reduction is expressly provided for in this Lease and not otherwise. Tenant waives and relinquishes all rights which Tenant might have to claim any nature of lien against or withhold, or deduct from or offset against any rent and other sums to be paid Landlord by Tenant. Tenant waives and relinquishes any right to assert, either as a claim or as a defense, that Landlord is bound to perform or liable for the non-performance of any implied covenant or implied duty not expressly herein set forth.

                 28.4 Under no circumstances whatsoever shall Landlord ever be liable for consequential damages or special damages; and all liability of Landlord for breach of any of its covenants, duties or obligations may be satisfied only out of its interest in the Complex and the rents issues and profits therefrom arising after the time any such liability is adjudicated in a proceeding as to which the judgment adjudicating such liability is non-appealable and not subject to further review.


                 29.0 SPECIAL STIPULATIONS. Anything to the contrary herein notwithstanding, the Special Stipulations set forth as EXHIBIT "D", which is attached hereto and incorporated herein by reference, shall in all cases be controlling.


                 30.0 ENTIRE AGREEMENT AND BINDING EFFECT. This Lease and the attached exhibits referenced herein constitute the entire agreement between Landlord and Tenant; no prior written or prior or contemporaneous oral promises or representations shall be binding. This Lease shall not be extended except by written instrument signed by both parties. This Lease shall be binding upon and shall accrue to the benefit of Landlord, Tenant and their successors and assigns (or heirs, executors and administrators, as the case may be ); however, this clause does not constitute a consent by Landlord to any assignment by Tenant. Anything to the contrary herein notwithstanding, the Special Stipulations set forth in EXHIBIT D", which is attached hereto and incorporated herein by reference, shall in all cases be controlling.


                 IN WITNESS WHEREOF, the parties hereto have hereunto set their hands and seals, in triplicate, the _________ DAY OF JANUARY, 1997.


                                                            LANDLORD:
                                                            WILLIAMS-ADAIR REALTY CORPORATION
Signed, sealed and delivered as to Landlord,                AS MANAGING AGENT FOR:
in the presence of:                                         THE WILLIAMS NORTH FULTON GROUP


_________________________________________                   BY:  ___________________________________
                 Witness                                        FORREST L. ADAIR, PRESIDENT

_________________________________________
                 Witness


                                                            TENANT:
Signed, sealed and delivered as to Tenant, in the           VAL-U-MED, INC.
in the presence of:

_________________________________________                   BY:  ___________________________________
               Witness                                              K. C. FADEM, PRESIDENT

_________________________________________
               Witness                                                    [SEAL]



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